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                                                                     Exhibit 5.2

                              KELLEY DRYE & WARREN
               A Partnership Including Professional Associations
                               TWO STAMFORD PLAZA
                             281 TRESSER BOULEVARD
                            STAMFORD, CT. 06901-3229

                                February 2, 1995




El Paso Natural Gas Company
One Paul Kayser Center
100 North Stanton Street
El Paso, Texas 79901

         Re: El Paso Natural Gas Company's 1995 Omnibus Compensation Plan, 1995 Incentive Compensation Plan and 1995 Compensation Plan for Non-Employee Directors

Dear Sirs:

                 We are acting as special counsel to El Paso Natural Gas Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an aggregate of 4,400,000 shares of the Company's Common Stock, $3 par value (the "Shares"), of which 3,000,000 Shares are to be issued pursuant to the Company's 1995 Omnibus Compensation Plan, 1,250,000 Shares are to be issued pursuant to the Company's 1995 Incentive Compensation Plan, and 150,000 Shares are to be issued pursuant to the Company's 1995 Compensation Plan for Non-Employee Directors (collectively, the "Plans"). You have requested that we provide you with our opinion regarding the compliance of the Plans with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                In rendering this opinion, we have reviewed the Plans as adopted effective January 13, 1995, which you have represented to us to be the full and complete Plans in effect on the date hereof. We have also reviewed such other records and documents and obtained such verifications and confirmations of fact as we have deemed necessary for the purposes of this opinion. We have relied upon the representations and warranties contained in such documents and upon such verifications and confirmations, and, as to all matters of fact covered by such documents, we have relied, without independent investigation or verification, on such documents. In such examination we have assumed the genuineness of all signatures and the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity with the originals and accuracy and completeness of all documents submitted to us as copies. We have assumed the due authorization, execution, acknowledgement and delivery of the Plan and of all documents which are a prerequisite to the effectiveness of the Plan.

                We have also assumed that the Plans are and will be operated in accordance with the terms thereof and in accordance with the requirements of ERISA and published regulations and interpretations thereof as they apply to the interpretation and operation of the Plans. We have assumed that all reporting and disclosure requirements applicable to the Plans have been met and will continue to be met in a timely manner. We are not, and have not been, responsible for the day-to-day administration and operation of the Plans nor have we reviewed for the purpose of this opinion any trust or trusts which may have been established with respect to the Plans.

                Based on the foregoing, we are of the opinion that, as of the date hereof, the provisions of the written documents constituting the Plans meet all material applicable requirements of ERISA. This opinion is limited to matters governed by ERISA as they exist on the date hereof, and we express no opinion as to the effect of any other federal laws or as to the effect of the laws of any state.

                This opinion is being offered solely for your benefit and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                        Very truly yours,

                        /s/ KELLEY DRYE & WARREN